SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008
Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On October 30, 2008, Charter Communications, Inc. announced the final results of the cash tender offer (the "Tender Offer") by its direct subsidiary, Charter Communications Holding Company, LLC, for certain of the outstanding senior notes of Charter Communications Holdings, LLC (the "Notes"). As of expiration, approximately $160 million of Notes were validly tendered for exchange, of which 100% of the $70 million of Notes with Acceptance Priority Level 1 and 36% of the $90 million of Notes with Acceptance Priority Level 2 will be accepted for purchase. The total principal amount of Notes accepted was approximately $102 million.  Total consideration, including accrued and unpaid interest, was $100 million. The final settlement was completed on October 31, 2008.

A copy of the press release dated October 30, 2008, announcing the final results of the Tender Offer is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 8.01:

Exhibit Number	Description

99.1*	Press release dated October 30, 2008 announcing the final results of the Tender Offer.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: November 3, 2008

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated October 30, 2008 announcing the final results of the Tender Offer.

* filed herewith